EXHIBIT 99.1




NAME:                           Frost Gamma Investments Trust

ADDRESS:                        4400 Biscayne Blvd
                                Miami, FL 33137

Designated Filer:               Phillip Frost, M.D.

Issuer and Ticker Symbol:       Continucare Corporation (CNU)

Date of Event Requiring
Statement:                      December 15, 2008







                                FROST GAMMA INVESTMENTS TRUST

                                by: /s/ Phillip Frost, M.D., as trustee
                                    -------------------------------------------
                                    Phillip Frost, M.D., Trustee